EXHIBIT 10.2

                            HARLEYSVILLE SAVINGS BANK
                             1995 STOCK OPTION PLAN

                                    ARTICLE I
                            ESTABLISHMENT OF THE PLAN

      Harleysville Savings Bank (the "Bank") hereby establishes this 1995 Stock Option Plan (the "Plan") upon the terms and conditions hereinafter stated.

                                   ARTICLE II
                               PURPOSE OF THE PLAN

      The purpose of this Plan is to improve the growth and profitability of the Bank and its Subsidiary Companies by providing Employees and Non-Employee Directors with a proprietary interest in the Bank as an incentive to contribute to the success of the Bank and its Subsidiary Companies, and rewarding Employees and directors for outstanding performance and the attainment of targeted goals. All Incentive Stock Options issued under this Plan are intended to comply with the requirements of Section 422 of the Code, and the regulations thereunder, and all provisions hereunder shall be read, interpreted and applied with that purpose in mind.

                                   ARTICLE III
                                   DEFINITIONS

      3.01 "Award" means an Option granted pursuant to the terms of this Plan.

      3.02 "Board" means the Board of Directors of the Bank.

      3.03 "Code" means the Internal Revenue Code of 1986, as amended.

      3.04 "Committee" means a committee of two or more directors appointed by the Board pursuant to Article IV hereof, none of whom shall be an Officer or Employee of the Bank, and each of whom shall be a "disinterested person" within the meaning of Rule 16b-3 under the Exchange Act, or any successor thereto.

      3.05 "Common Stock" means shares of the common stock, $1.00 par value per share, of the Bank.


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      3.06 "Disability" means any physical or mental impairment which qualifies an Employee for disability benefits under the applicable long-term disability plan maintained by the Bank or a Subsidiary Company, or, if no such plan applies, which would qualify such Employee for disability benefits under the Federal Social Security System.

      3.07 "Effective Date" means the day upon which the Board approves this Plan.

      3.08 "Employee" means any person who is employed by the Bank or a Subsidiary Company, or is an Officer of the Bank or a Subsidiary Company, but not including directors who are not also Officers of or otherwise employed by the Bank or a Subsidiary Company.

      3.09 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      3.10 "Fair Market Value" shall be equal to the fair market value per share of the Bank's Common Stock on the date an Award is granted. For purposes hereof, the Fair Market Value of a share of Common Stock shall be the closing sale price of a share of Common Stock on the date in question (or, if such day is not a trading day in the U.S. markets, on the nearest preceding trading day), as reported with respect to the principal market (or the composite of the markets, if more than one) or national quotation system in which such shares are then traded, or if no such closing prices are reported, the mean between the high bid and low asked prices that day on the principal market or national quotation system then in use, or if no such quotations are available, the price furnished by a professional securities dealer making a market in such shares selected by the Committee.

      3.11 "Incentive Stock Option" means any Option granted under this Plan which the Board intends (at the time it is granted) to be an incentive stock option within the meaning of Section 422 of the Code or any successor thereto.

      3.12 "Non-Employee Director" means a member of the Board who is not an Officer or Employee of the Bank or any Subsidiary Company.

      3.13 "Non-Qualified Option" means any Option granted under this Plan which is not an Incentive Stock Option.

      3.14 "Officer" means an Employee whose position in the Bank or Subsidiary Company is that of a corporate officer, as determined by the Board.

      3.15 "Option" means a right granted under this Plan to purchase Common Stock.

      3.16 "Optionee" means an Employee or Non-Employee Director or former Employee or Non-Employee Director to whom an Option is granted under the Plan.


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      3.17 "Retirement" means a termination of employment upon or after attainment of age sixty-five (65) or such earlier age as may be specified in any applicable qualified pension benefit plan maintained by the Bank or a Subsidiary Company.

      3.18 "Subsidiary Companies" means those subsidiaries of the Bank which meet the definition of "subsidiary corporations" set forth in Section 425(f) of the Code, at the time of granting of the Option in question.

                                   ARTICLE IV
                           ADMINISTRATION OF THE PLAN

      4.01 Duties of the Committee. The Plan shall be administered and interpreted by the Committee, as appointed from time to time by the Board pursuant to Section 4.02. The Committee shall have the authority in its absolute discretion to adopt, amend and rescind such rules, regulations and procedures as, in its opinion, may be advisable in the administration of the Plan, including, without limitation, rules, regulations and procedures which (i) deal with satisfaction of an Optionee's tax withholding obligation pursuant to
Section 12.02 hereof, (ii) include arrangements to facilitate the Optionee's ability to borrow funds for payment of the exercise or purchase price of an Award, if applicable, from securities brokers and dealers, and (iii) include arrangements which provide for the payment of some or all of such exercise or purchase price by delivery of previously-owned shares of Common Stock or other property and/or by withholding some of the shares of Common Stock which are being acquired. The interpretation and construction by the Committee of any provisions of the Plan, any rule, regulation or procedure adopted by it pursuant thereto or of any Award shall be final and binding.

      4.02 Appointment and Operation of the Committee. The members of the Committee shall be appointed by, and will serve at the pleasure of, the Board. The Board from time to time may remove members from, or add members to, the Committee, provided the Committee shall continue to consist of two or more members of the Board, none of whom shall be an officer or employee of the Bank, and each of whom shall be a "disinterested person" within the meaning of Rule 16b-3 under the Exchange Act. The Committee shall act by vote or written consent of a majority of its members. Subject to the express provisions and limitations of the Plan, the Committee may adopt such rules, regulations and procedures as it deems appropriate for the conduct of its affairs. It may appoint one of its members to be chairman and any person, whether or not a member, to be its secretary or agent. The Committee shall report its actions and decisions to the Board at appropriate times but in no event less than one time per calendar year.

      4.03 Revocation for Misconduct. The Committee may by resolution immediately revoke, rescind and terminate any Option, or portion thereof, to the extent not yet vested, previously granted or awarded under this Plan to an Employee who is discharged from the employ of the Bank or a Subsidiary Company for cause, which, for purposes hereof, shall mean termination because of the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit,


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intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order. Options granted to a Non-Employee Director who is removed for cause pursuant to the Bank's Articles of Incorporation shall terminate as of the effective date of such removal.

      4.04 Limitation on Liability. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any rule, regulation or procedure adopted by it pursuant thereto or any Awards granted under it. If a member of the Committee is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of anything done or not done by him in such capacity under or with respect to the Plan, the Bank shall, subject to the requirements of applicable laws and regulations, indemnify such member against all liabilities and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Bank and its Subsidiary Companies and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

      4.05 Compliance with Law and Regulations. The Bank shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification of or obtaining of consents or approvals with respect to such shares under any Federal or state law or any rule or regulation of any government body, which the Bank shall, in its sole discretion, determine to be necessary or advisable. Moreover, no Option may be exercised if such exercise would be contrary to applicable laws and regulations.

      4.06 Restrictions on Transfer. The Bank may place a legend upon any certificate representing shares acquired pursuant to an Award granted hereunder noting that the transfer of such shares may be restricted by applicable laws and regulations.

                                    ARTICLE V
                                   ELIGIBILITY

      Awards may be granted to such Employees of the Bank and its Subsidiary Companies as may be designated from time to time by the Committee. Awards may not be granted to individuals who are not Employees or Non-Employee Directors of either the Bank or its Subsidiary Companies. Non-Employee Directors shall be eligible to receive only Non-Qualified Options pursuant to Section 8.02 of the Plan.


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                                   ARTICLE VI
                        COMMON STOCK COVERED BY THE PLAN

      6.01 Option Shares. The aggregate number of shares of Common Stock which may be issued pursuant to this Plan, subject to adjustment as provided in
Article IX, shall be 95,000 shares, which is equal to approximately 7.5% of the issued and outstanding number of shares of Common Stock on the Effective Date. None of such shares shall be the subject of more than one Award at any time, but if an Option as to any shares is surrendered before exercise, or expires or terminates for any reason without having been exercised in full, or for any other reason ceases to be exercisable, the number of shares covered thereby shall again become available for grant under the Plan as if no Awards had been previously granted with respect to such shares.

      6.02 Source of Shares. The shares of Common Stock issued under the Plan may be authorized but unissued shares, treasury shares or shares purchased by the Bank on the open market or from private sources for use under the Plan.

                                   ARTICLE VII
                                DETERMINATION OF
                         AWARDS, NUMBER OF SHARES, ETC.

      The Committee shall, in its discretion, determine from time to time which Employees will be granted Awards under the Plan, the number of shares of Common Stock subject to each Award, whether each Option will be an Incentive Stock Option or a Non-Qualified Stock Option and the exercise price of an Option. In making all such determinations there shall be taken into account the duties, responsibilities and performance of each respective Employee, his present and potential contributions to the growth and success of the Bank, his salary and such other factors as the Committee shall deem relevant to accomplishing the purposes of the Plan. Non-Employee Directors shall be eligible to receive only Non-Qualified Options pursuant to Section 8.02 of the Plan.

                                  ARTICLE VIII
                                  STOCK OPTIONS

      Each Option granted hereunder shall be on the following terms and conditions:

      8.01 Stock Option Agreement. The proper Officers on behalf of the Bank and each Optionee shall execute a Stock Option Agreement which shall set forth the total number of shares of Common Stock to which it pertains, the exercise price, whether it is a Non-Qualified Option or an Incentive Stock Option, and such other terms, conditions, restrictions and privileges as the Committee in each instance shall deem


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appropriate, provided they are not inconsistent with the terms, conditions and provisions of this Plan. Each Optionee shall receive a copy of his executed Stock Option Agreement.

      8.02 (a) Initial Grants to Non-Employee Directors. Each Non-Employee Director of the Bank as of the day that the Plan is approved by stockholders of the Bank shall be granted an Option to purchase 1,200 shares of Common Stock effective at such time and with a per share exercise price equal to the Fair Market Value of a share of Common Stock on such date.

            (b) Subsequent Grants. Each Non-Employee Director of the Bank shall receive an Option to purchase 150 shares of Common Stock on each of the first two annual anniversary dates after the date of the initial grants pursuant to
Section 8.02(a) at a per share exercise price equal to the Fair Market Value of a share of Common Stock on such date.

            (c) New Non-Employee Directors. Each newly elected Non-Employee Director during the term of this Plan not receiving initial grants pursuant to
Section 8.02(a), shall be granted an Option to purchase 1,200 shares of Common Stock on the date of election to the Board and an Option to purchase 150 shares of Common Stock on each of the first two annual anniversary dates of such election at a per share exercise price equal to the Fair Market Value of a share of Common Stock on such date.

            (d) Vesting and Exercise of Options. Options granted to Non-Employee Directors shall be vested and exercisable over four years at the rate of 25 percent per year commencing one year from the date of grant.

      8.03 Option Exercise Price.

            (a) Incentive Stock Options. The per share price at which the subject Common Stock may be purchased upon exercise of an Incentive Stock Option shall be no less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock at the time such Incentive Stock Option is granted, except as provided in Section 8.10(b).

            (b) Non-Qualified Options. The per share price at which the subject Common Stock may be purchased upon exercise of a Non-Qualified Option shall be established by the Committee at the time of grant, but in no event shall be less than the greater of (i) the par value or (ii) one hundred percent (100%) of the Fair Market Value of a share of Common Stock at the time such Non-Qualified Option is granted.

      8.04 Vesting and Exercise of Options.

            (a) General Rules. Incentive Stock Options and Non-Qualified Options granted to Employees shall become vested and exercisable at the rate, to the extent and subject to such limitations as may be specified by the Committee, provided, however, that in the case of any Option exercisable within


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the first six months following the date the Option is granted, the shares of
Common Stock received upon the exercise of such Option may not be sold or disposed of by the Optionee for the first six months following the date of grant. Options granted to Non-Employee Directors shall vest at the rate as set forth in Section 8.02(d) hereof. Notwithstanding the foregoing, no vesting shall occur on or after an Optionee's employment or service as a director with the Bank and all Subsidiary Companies is terminated for any reason other than his death, Disability or Retirement. In determining the number of shares of Common Stock with respect to which Options are vested and/or exercisable, fractional shares will be rounded up to the nearest whole number if the fraction is 0.5 or higher, and down if it is less.

            (b) Accelerated Vesting Upon Death, Disability or Retirement. Unless the Committee shall specifically state otherwise at the time an Option is granted, all Options granted under this Plan shall become vested and exercisable in full on the date an Optionee terminates his employment or service as a director with the Bank or a Subsidiary Company because of his death, Disability or Retirement.

            (c) Accelerated Vesting for Changes in Control. Notwithstanding the general rule described in Section 8.04(a), all outstanding Options shall become immediately vested and exercisable in the event there is a change in control of the Bank. A "change in control of the Bank" for this purpose shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, or any successor thereto, whether or not the Bank in fact is required to comply with Regulation 14A thereunder.

      8.05 Duration of Options.

            (a) General Rule. Except as provided in Sections 8.05(b) and 8.10, each Option or portion thereof shall be exercisable at any time on or after it vests and becomes exercisable until the earlier of (i) ten (10) years after its date of grant or (ii) three (3) months after the date on which the Optionee ceases to be employed by the Bank and all Subsidiary Companies or serve as a director of the Bank, unless the Committee in its discretion decides at the time of grant or thereafter to extend such period of exercise upon termination of employment or service as a director from three (3) months to a period not exceeding five (5) years.

            (b) Exception for Termination Due to Death, Disability or Retirement. If an Optionee dies while in the employ or service as a director of the Bank or a Subsidiary Company or terminates employment or service with the Bank or a Subsidiary Company as a result of Disability or Retirement without having fully exercised his Options, the Optionee or the executors, administrators, legatees or distributees of his estate shall have the right, during the twelve-month period following the earlier of his death, Disability or Retirement, to exercise such Options to the extent vested on the date of such death, Disability or Retirement. In no event, however, shall any Option be exercisable more than ten (10) years from the date it was granted.


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      8.06 Nonassignability. Options shall not be transferable by an Optionee except by will or the laws of descent or distribution, and during an Optionee's lifetime shall be exercisable only by such Optionee or the Optionee's guardian or legal representative.

      8.07 Manner of Exercise. Options may be exercised in part or in whole and at one time or from time to time. The procedures for exercise shall be set forth in the written Stock Option Agreement provided for in Section 8.01 above.

      8.08 Payment for Shares. Payment in full of the purchase price for shares of Common Stock purchased pursuant to the exercise of any Option shall be made to the Bank upon exercise of the Option. All shares sold under the Plan shall be fully paid and nonassessable. Payment for shares may be made by the Optionee in cash or, at the discretion of the Committee, by delivering shares of Common Stock (including shares acquired pursuant to the exercise of an Option) or other property equal in Fair Market Value to the purchase price of the shares to be acquired pursuant to the Option, by withholding some of the shares of Common Stock which are being purchased upon exercise of an Option, or any combination of the foregoing.

      8.09 Voting and Dividend Rights. No Optionee shall have any voting or dividend rights or other rights of a stockholder in respect of any shares of Common Stock covered by an Option prior to the time that his name is recorded on the Bank's stockholder ledger as the holder of record of such shares acquired pursuant to an exercise of an Option.

      8.10 Additional Terms Applicable to Incentive Stock Options. All Options issued under the Plan as Incentive Stock Options will be subject, in addition to the terms detailed in Sections 8.01 to 8.09 above, to those contained in this
Section 8.10.

            (a) Notwithstanding any contrary provisions contained elsewhere in this Plan and as long as required by Section 422 of the Code, the aggregate Fair Market Value, determined as of the time an Incentive Stock Option is granted, of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year, under this Plan and stock options that satisfy the requirements of Section 422 of the Code under any other stock option plan or plans maintained by the Bank (or any parent or Subsidiary Company), shall not exceed $100,000.

            (b) Limitation on Ten Percent Stockholders. The price at which shares of Common Stock may be purchased upon exercise of an Incentive Stock Option granted to an individual who, at the time such Incentive Stock Option is granted, owns, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of stock issued to stockholders of the Bank or any Subsidiary Company, shall be no less than one hundred and ten percent (110%) of the Fair Market Value of a share of the Common Stock of the Bank at the time of grant, and such Incentive Stock Option shall by its terms not be exercisable after the earlier of the date determined under Section 8.04 or the expiration of five (5) years from the date such Incentive Stock Option is granted.


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            (c) Notice of Disposition; Withholding; Escrow. An Optionee shall immediately notify the Bank in writing of any sale, transfer, assignment or other disposition (or action constituting a disqualifying disposition within the meaning of Section 421 of the Code) of any shares of Common Stock acquired through exercise of an Incentive Stock Option, within two (2) years after the grant of such Incentive Stock Option or within one (1) year after the acquisition of such shares, setting forth the date and manner of disposition, the number of shares disposed of and the price at which such shares were disposed of. The Bank shall be entitled to withhold from any compensation or other payments then or thereafter due to the Optionee such amounts as may be necessary to satisfy any withholding requirements of Federal or state law or regulation and, further, to collect from the Optionee any additional amounts which may be required for such purpose. The Committee may, in its discretion, require shares of Common Stock acquired by an Optionee upon exercise of an Incentive Stock Option to be held in an escrow arrangement for the purpose of enabling compliance with the provisions of this Section 8.10(c).

                                   ARTICLE IX
                         ADJUSTMENTS FOR CAPITAL CHANGES

      The aggregate number of shares of Common Stock available for issuance under this Plan, the number of shares to which any Award relates and the exercise price per share of Common Stock under any Option shall be proportionately adjusted for any increase or decrease in the total number of outstanding shares of Common Stock issued subsequent to the effective date of this Plan resulting from a split, subdivision or consolidation of shares or any other capital adjustment, the payment of a stock dividend, or other increase or decrease in such shares effected without receipt or payment of consideration by the Bank. If, upon a merger, consolidation, reorganization, liquidation, recapitalization or the like of the Bank, the shares of the Bank's Common Stock shall be exchanged for other securities of the Bank or of another corporation, each recipient of an Award shall be entitled, subject to the conditions herein stated, to purchase or acquire such number of shares of Common Stock or amount of other securities of the Bank or such other corporation as were exchangeable for the number of shares of Common Stock of the Bank which such Optionees would have been entitled to purchase or acquire except for such action, and appropriate adjustments shall be made to the per share exercise price of outstanding Options.

                                    ARTICLE X
                      AMENDMENT AND TERMINATION OF THE PLAN

      The Board may, by resolution, at any time terminate or amend the Plan with respect to any shares of Common Stock as to which Awards have not been granted, subject to any required stockholder approval or any stockholder approval which the Board may deem to be advisable for any reason, such as for the purpose of obtaining or retaining any statutory or regulatory benefits under tax, securities or other laws or satisfying any applicable stock exchange listing requirements. The Board may not, without the consent of the holder of an Award, alter or impair any Award previously granted or awarded under this Plan as specifically authorized herein. Notwithstanding anything contained in this


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Plan to the contrary, the provisions of Articles V, VII and VIII of this Plan relating to Awards granted to Non-Employee Directors shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated under such statutes.

                                   ARTICLE XI
                                EMPLOYMENT RIGHTS

      Neither the Plan nor the grant of any Awards hereunder nor any action taken by the Committee or the Board in connection with the Plan shall create any right on the part of any Employee or Non-Employee Director of the Bank or a Subsidiary Company to continue in such capacity.

                                   ARTICLE XII
                                   WITHHOLDING

      12.01 Tax Withholding. The Bank may withhold from any cash payment made under this Plan sufficient amounts to cover any applicable withholding and employment taxes, and if the amount of such cash payment is insufficient, the Bank may require the Optionee to pay to the Bank the amount required to be withheld as a condition to delivering the shares acquired pursuant to an Award. The Bank also may withhold or collect amounts with respect to a disqualifying disposition of shares of Common Stock acquired pursuant to exercise of an Incentive Stock Option, as provided in Section 8.10(c).

      12.02 Methods of Tax Withholding. The Committee is authorized to adopt rules, regulations or procedures which provide for the satisfaction of an Optionee's tax withholding obligation by the retention of shares of Common Stock to which the Employee would otherwise be entitled pursuant to an Award and/or by the Optionee's delivery of previously-owned shares of Common Stock or other property.

                                  ARTICLE XIII
                        EFFECTIVE DATE OF THE PLAN; TERM

      13.01 Effective Date of the Plan. This Plan shall become effective on the Effective Date, and Awards may be granted hereunder as of or after the Effective Date and prior to the termination of the Plan, provided that no Incentive Stock Option issued pursuant to this Plan shall qualify as such unless this Plan is approved by the requisite vote of the holders of the outstanding voting shares of the Bank at a meeting of stockholders of the Bank held within twelve (12) months of the Effective Date.


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      13.02 Term of Plan. Unless sooner terminated, this Plan shall remain in effect for a period of ten (10) years ending on the tenth anniversary of the Effective Date. Termination of the Plan shall not affect any Awards previously granted and such Awards shall remain valid and in effect until they have been fully exercised or earned, are surrendered or by their terms expire or are forfeited.

                                   ARTICLE XIV
                                  MISCELLANEOUS

      14.01 Governing Law. This Plan shall be construed under the laws of the Commonwealth of Pennsylvania.

      14.02 Pronouns. Wherever appropriate, the masculine pronoun shall include the feminine pronoun, and the singular shall include the plural.


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